EXHIBIT 10.5

Amendment to Manufacturing Services Agreement
between Patheon Pharmaceuticals Inc., and Raptor Therapeutics, Inc.

Background: Patheon Pharmaceuticals Inc., ("Patheon") and Raptor Therapeutics, Inc., ("Raptor") entered into a Manufacturing Services Agreement dated November 15, 2010 (the "Agreement").  Patheon and Raptor wish to amend the Agreement to revise Schedule B.
NOW THEREFORE in consideration of the premises hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree to amend the Agreement as follows:
1.            Amendment to Agreement:
Schedule B to the Agreement is deleted in its entirety and is replaced with a new Schedule B as attached to this Amendment.
2.	No Other Modifications. The "Background" section of this document is incorporated into the Amendment. Except as modified by this Amendment, the terms and conditions of the Agreement remain unchanged.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives, effective as of April 5, 2012.
RAPTOR THERAPEUTICS, INC.	PATHEON PHARMACEUTICALS INC.

By: /s/ Thomas E. Daley	By: /s/ Francis P. McCune
Name: Thomas E. Daley	Name: Francis P. McCune
Title: President	Title: Secretary
APPROVED BY LEGAL
	FPM	4-13-12
	Initials	Date

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SCHEDULE B
(as revised by the Amendment to the Agreement effective April 5 2012)
MINIMUM RUN QUANTITY, ANNUAL VOLUME, AND PRICE
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